EXHIBIT 99.2

WidePoint Reports First Quarter 2022 Financial Results

Fairfax, VA – May 16, 2022 – WidePoint Corporation (NYSE American: WYY), the innovative technology Managed Solution Provider (MSP) specializing in Identity and Access Management (IAM), Telecommunications and Managed Mobility Services (MMS), Digital Billing & Analytics, and IT as a Service (ITaaS), reported results for the first quarter ended March 31, 2022.

First Quarter 2022 and Recent Operational Highlights:

•	Appointed Robert "Bob" George as Chief Financial Officer, who officially started on April 1, 2022. George replaced Kellie Kim, who previously announced her retirement in November 2021
•	Expanded the company’s portfolio of secure Technology Management as a Service offerings
•	Awarded corporate contract for Software Solutions from the State of Texas Department of Information Resources (DIR), focusing on Mobile and Wireline Software as a Service solutions
•	Announced that WidePoint’s Public Key Infrastructure (PKI) Identity Management solutions are Quantum-resistant
•	DHS CWMS Seventeen (17) Contract actions totaling $17M in task order renewals and expansions.
•	ESG Responsible recycling program continued to operate profitably and finding acceptance by our client base
•	Purchased approximately 196,600 shares of common stock for a total of $818,200. In March of 2022, the company’s board of directors suspended the repurchase plan in order to use the company’s excess funds to invest into the business

First Quarter 2022 Financial Highlights:

•	Revenues were $22.4 million
•	Managed Services revenue increased by 2% to $9.5 million
•	Gross margin was 17%
•	Net loss totaled $393,000, or a loss of $0.04 per diluted share*
•	EBITDA, a non-GAAP financial measure, was $165,000
•	Adjusted EBITDA, a non-GAAP financial measure, was $344,400
•	As of March 31, 2022, cash and cash equivalents equaled $7.3 million
(*Net loss reflects a benefit of $0.3 million due to fair value adjustment of contingent earn-outs)

Management Commentary

“WidePoint continues to remain nimble, flexible, and resilient in combating uncontrollable macroeconomic headwinds while simultaneously executing our operational goals,” said WidePoint’s CEO, Jin Kang. “With the ITA integration going as planned and the joint sales and marketing initiatives continuing to expand, we see no signs of slowing down and expect to see improving results in the quarters going forward. WidePoint is committed to making strategic investments internally toward sales, marketing, branding and technology, with the ultimate goal of executing our organic and inorganic growth strategy, which is to grow the top line and operate profitably and stably. We remain In line with our budget expectations, are encouragingly trending toward our top line forecast, and are confident that the strategic investments we are making into the company will translate to profitable revenue growth later this year and beyond.”

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First Quarter 2022 Financial Summary

A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below.

Financial Outlook

For the full year 2022, the company expects revenues to range between $92 million - $98 million and Adjusted EBITDA to range between $2.5 million - $3.5 million.

Share Repurchase Program

WidePoint has currently paused the repurchase program to preserve its cash balance, as it looks to invest back into the technology and prepare for potential acquisitions. Longer-term, the company still intends to leverage the buyback program when deemed appropriate.

Conference Call

WidePoint management will hold a conference call today (May 16, 2022) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

WidePoint’s President and CEO Jin Kang, Executive Vice President and Chief Sales and Marketing Officer Jason Holloway, and CFO Bob George will host the conference call, followed by a question and answer period.

U.S. dial-in number: 888-506-0062

International number: 973-528-0011

Access Code: 384243

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through Monday, May 30, 2022.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 45316

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About WidePoint

WidePoint Corporation (NYSE American: WYY) is a leading technology Managed Solution Provider (MSP) dedicated to securing and protecting the mobile workforce and enterprise landscape. WidePoint is recognized for pioneering technology solutions that include Identity and Access Management (IAM), Mobility Managed Services (MMS), Telecom Management, Information Technology as a Service (ITaaS), Cloud Security, and Digital Billing & Analytics. For more information, visit widepoint.com.

Non-GAAP Financial Measures

WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as EBITDA and Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net income to EBITDA and Adjusted EBITDA is provided below:

WidePoint uses adjusted EBITDA as supplemental non-GAAP measure of performance. WidePoint defines EBITDA as net income excluding (i) interest expense, (ii) provision for or benefit from income taxes and (iii) depreciation and amortization. Adjusted EBITDA excludes certain amounts included in EBITDA. WidePoint is not providing a quantitative reconciliation of adjusted EBITDA in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, WidePoint does not provide a reconciliation of forward-looking adjusted EBITDA (non-GAAP) to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income may vary significantly based on actual events, WidePoint is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected GAAP net income being materially less than is indicated by estimated adjusted EBITDA (non-GAAP).

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Safe Harbor Statement

This press release contains forward-looking statements concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition that are subject to risks and uncertainties. All statements other than statements of historical fact included herein are forward-looking statements. You can identify these statements by words such as "aim," "anticipate," "assume," "believe," "could," "due," "estimate," "expect," "goal," "intend," "may," "objective," "plan," "potential," "positioned," "predict," "should," "target," "will," "would" and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management's beliefs and assumptions. These statements are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, the ability to achieve expected benefits from the acquisition of ITA, the ability to achieve the financial outlook included herein, the impact of the COVID-19 pandemic on our business and operations; the impact of any supply chain interruptions; our ability to successfully execute our strategy; our ability to sustain profitability and positive cash flows; our ability to gain market acceptance for our products; our ability to win new contracts, execute contract extensions and expansion of services of existing contracts; our ability to compete with companies that have greater resources than us; our ability to penetrate the commercial sector to expand our business; our ability to retain key personnel; and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 28, 2022. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Relations:

Gateway Group, Inc.

Matt Glover or John Yi

949-574-3860

WYY@gatewayir.com

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WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2022	DECEMBER 31, 2021
	(Unaudited)	
ASSETS		
CURRENT ASSETS		
Cash and cash equivalents	$ 7,267,743	$ 6,479,980
Accounts receivable, net of allowance for doubtful accounts of $62,988 and $114,169 in 2021 and 2020, respectively	13,095,286	12,536,584
Unbilled accounts receivable	5,959,766	10,937,415
Other current assets	2,776,789	3,194,009
Total current assets	29,099,584	33,147,988
NONCURRENT ASSETS		
Property and equipment, net	1,259,612	841,133
Operating lease right of use asset, net	5,227,920	6,273,211
Intangible assets, net	6,222,449	6,228,886
Goodwill	22,088,578	22,088,578
Deferred tax asset, net	5,125,315	5,127,482
Other long-term assets	2,206,981	1,782,060
Total assets	$ 71,230,439	$ 75,489,338
LIABILITIES AND STOCKHOLDERS' EQUITY		
CURRENT LIABILITIES		
Accounts payable	$ 12,779,236	$ 10,263,015
Accrued expenses	8,528,170	12,344,426
Deferred revenue	1,912,100	2,280,894
Current portion of operating lease liabilities	623,923	794,175
Current portion of contingent consideration	540,345	358,000
Total current liabilities	24,383,774	26,040,510
NONCURRENT LIABILITIES		
Operating lease liabilities, net of current portion	5,172,603	6,025,691
Contingent consideration, net of current portion	585,000	1,347,000
Deferred revenue, net of current portion	390,493	400,142
Total liabilities	30,531,870	33,813,343
Commitments and contingencies		
STOCKHOLDERS' EQUITY		
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 2,045,714 shares issued and none outstanding		
Common stock, $0.001 par value; 30,000,000 shares authorized; 8,842,026 and 8,876,615 shares issued outstanding, respectively	8,696	8,842
Additional paid-in capital	100,845,374	101,424,922
Accumulated other comprehensive loss	(246,421)	(241,586)
Accumulated deficit	(59,909,080)	(59,516,183)
Total stockholders' equity	40,698,569	41,675,995
Total liabilities and stockholders' equity	$ 71,230,439	$ 75,489,338

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WIDEPOINT CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

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